                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 4, 2002

                                   ----------

                              OMEGA CABINETS, LTD.
               (Exact name of Registrant as specified in charter)




  DELAWARE                            333-37135             42-1423186
(State or other                     (Commission          (I.R.S. Employer
jurisdiction of incorporation)       File Number)        Identification No.)

                                   ----------

                     1205 Peters Drive, Waterloo, Iowa 50703
               (Address of Principal Executive Offices) (Zip Code)

                                 (319) 235-5700
               Registrant's Telephone number, including area code

Item 5. Other Events.

     On April 4, 2002, Omega Holdings, Inc., the parent company of Omega Cabinets, Ltd., entered into an Agreement and Plan of Merger (the "Merger Agreement") with MasterBrand Cabinets, Inc. ("MasterBrand"), a subsidiary of Fortune Brands, Inc. (NYSE:FO). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, a subsidiary of MasterBrand will be merged (the "Merger") with and into Omega Holdings, Inc., and as a result of the Merger, Omega Holdings, Inc. will become an indirect wholly-owned subsidiary of Fortune Brands. The securityholders of Omega Holdings, Inc. will receive cash in the Merger. The Merger is subject to certain customary closing conditions and regulatory approvals, and is expected to close within the next few weeks.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     OMEGA CABINETS, LTD.



                                                     /s/ Mark Buller
                                                     -------------------------
                                                     Mark Buller
                                                     Chief Executive Officer

Date: April 5, 2002





                                       -3-